DESIGNATION AND SPONSORSHIP AGREEMENT


     This Agreement is made as of the 25th day of March, 1996 by and between PGA TOUR, INC., a Maryland corporation with its principal offices located at 112 TPC Boulevard, Ponte Vedra, Florida 32082 ("TOUR") and KELLER MANUFACTURING COMPANY, an Indiana corporation ("Keller") with its principal offices located at P.O. Box 8 Corydon, IN 47112 in the following circumstances:

                                   WITNESSETH

     WHEREAS, TOUR is the organization of certain professional tournament golfers that, among other things, sanctions, cosponsors and promotes certain professional golf tournaments ("PGA TOUR Events"); and

     WHEREAS, TOUR is the proprietor of the PGA TOUR trademarks and logos set forth on Attachment I hereto (the "Marks") and has the right to authorize the use of the Marks as more fully provided herein; and

     WHEREAS, Keller is a nationally recognized manufacturer of fine furniture;

     NOW THEREFORE, in consideration of the mutual covenants and promises herein contained the parties do hereby agree as follows:

     1.0 TERM. The term of this Agreement shall commence as of the date of this Agreement and shall terminate on February 28, 1998 ("Term").

     2.0 GRANT OF OFFICIAL DESIGNATION LICENSE. TOUR hereby grants to Keller, subject to the provisions and conditions hereof to designate itself as the "Official Sponsor of the PGA TOUR Storm Alert Program" (the "Designation"). This license shall include the right to use the Marks on premium items (i.e., items used for promotional purposes and not for sale) which also incorporate the Keller trademark and/or logo; provided, however, that Keller will purchase such premium products from TOUR's licensee for such products or, if TOUR has no licensee for such product, Keller Will coordinate the purchase of such items through TOUR's licensing agent. Keller understands and agrees that the license rights granted herein shall not affect TOUR's rights to license the use of the Marks. In consideration of the license rights granted above, Keller shall pay to TOUR royalties in the amount of $150,000 per year. All annual amounts will be due and payable monthly beginning April 1, 1996.

     3.0 ON-SITE EXPOSURE. Whenever possible, Tour, in its sole discretion, will arrange for on-site exposure of the Designation at PGA TOUR, SENIOR PGA TOUR and NIKE TOUR Events where the Storm Alert Program is in operation.

     4.0 USE OF MARKS: QUALITY CONTROL.

          4.1 Prior Approval. All uses of the Marks made by Keller pursuant hereto shall be subject to TOUR's prior approval. Keller shall submit materials pertaining to all proposed uses of the Marks to TOUR for its review. TOUR shall have ten (10) days from the date of receipt of such materials to either approve or disapprove of the proposed use. Should TOUR fail to notify Keller of TOUR's approval or disapproval of any proposed use of the Marks, such proposed use shall be deemed approved.

          4.2 Guidelines. Keller agrees to follow the instructions set forth in Attachment II hereto with regard to proper usage of the Marks, including the display of trademark and service mark registration symbols and notices.

     5.0 TITLE TO MARKS: BENEFIT OF USE.

     Keller acknowledges that TOUR is the proprietor of the Marks and that all rights arising from Keller's use of the Marks under this Agreement shall inure to the benefit of TOUR. Keller further acknowledges that it is not acquiring any interest or rights in the marks apart from the rights set forth in this Agreement. Keller will not contest or deny the validity of the Marks or the proprietary interest of TOUR therein. Upon termination of this Agreement for any reason, Keller shall immediately discontinue entirely all uses of the Marks, and all rights granted in and to the Marks shall revert to TOUR. Keller agrees that it will not knowingly use any other word, trademark, service mark, brand name, trade name, symbol, design or the like that infringes TOUR's trademark rights. Keller will not intentionally take any action that might harm or prejudice the Marks or TOUR's rights therein in any way.

     6.0 REPRESENTATIONS AND WARRANTIES.

          6.1 TOUR represents and warrants that it has the exclusive right to license for commercial purposes the use of the Marks in the United States during the Term.

          6.2 TOUR warrants that it has the exclusive power and authority to convey the rights granted herein to Keller.

          6.3 TOUR represents that United States trademark registrations for the Marks, during the Term, will remain current, valid and subsisting, that TOUR has the right to license the use of the Marks, that no third party has any prior or superior rights in the Marks in the United States and that use of the Marks in the United States by Keller shall not violate the rights of any third party.

     7.0 PROTECTION OF THE MARKS.

     Keller will promptly notify TOUR of any infringement or imitation of the Marks, or of any use by third persons of a trademark, service mark, trade name, symbol, design or the like similar to the Marks or of any acts of unfair competition involving the Marks of which it becomes aware. TOUR may take such action as it deems advisable for the protection of its rights in and to the Marks and Keller shall, if requested by TOUR, cooperate in all respects, therein at TOUR's expense. In no event, however, shall TOUR be required to take any action if it deems it inadvisable to do so, and Keller shall have no right to take any action with respect to the Marks without the prior written approval of TOUR.

     8.0 INDEMNIFICATION.

          8.1 By Keller. Keller covenants and agrees to indemnify and hold TOUR, its affiliated entities and each of their respective officers, directors, employees and agents (collectively, the "Tour Indemnitees") harmless from and against any and all losses, claims, damages, expenses, judgments, awards, petitions, demands or liabilities (including reasonable attorneys' fees, whether incurred in preparation for trial, at trial, on appeal or in bankruptcy proceedings), joint or several to which the TOUR Indemnitees may become subject on account of any default by Keller in the performance of Keller's obligations hereunder and/or on account of the sale, advertisement, promotion or use of the Licensed Product or premiums permitted pursuant to Section 2 hereof. TOUR will notify Keller promptly upon receipt of notice of any such claim. Upon such notice to Keller, Keller shall assume responsibility for the defense of the interests of the TOUR Indemnitees.

          8.2 By TOUR. TOUR covenants and agrees to indemnify and hold Keller, its affiliated entities and each of their respective officers, directors, employees and agents (collectively, the "Keller Indemnitees") harmless from and against any and all losses, claims, damages, expenses judgments, awards, petitions, demands or liabilities (including reasonable attorneys' fees, whether incurred in preparation for trial, at trial, on appeal or in bankruptcy proceedings), joint or several, to which the Keller Indemnitees may become subject on account of the use of the Marks in accordance with the terms hereof and/or on account of any default by TOUR in the performance of its obligations hereunder or for any breach of the representations and warranties contained herein. Keller will notify TOUR promptly upon receipt of notice of any such claim. Upon such notice to TOUR, TOUR shall assume responsibility for the defense of the interest of the Keller Indemnitees.

          8.3 Survival.  The obligations of the parties set forth in subsections
     8.1 and 8.2 hereof shall survive any -------- termination of this Agreement.

     9.0 ASSIGNMENT.

     This Agreement and any rights herein granted are personal to the parties hereto and shall not be assigned, sublicensed, encumbered or otherwise transferred by either party without the prior written consent of the other party, and any attempt at violative assignment, sublicense, encumbrance or other transfer, whether voluntary or by operation of law, shall be void and of no force or effect.

     10.0 EARLY TERMINATION.

          10.1 Default. In the event either party defaults in its obligations provided herein, the other party shall give the defaulting party written notice of such default. If the defaulting party does not cure such default within thirty (30) days after receipt of such notice, this Agreement shall be immediately terminable by the non-defaulting party. TOUR and Keller acknowledge and agree that, in the event of a termination, for any reason, of the Services Agreement, then this License Agreement shall be terminable by the non-defaulting party upon the giving of written notice of such termination.

          10.2 Insolvency. Either party may terminate this Agreement effective upon written notice to the other in the event of the other's insolvency, adjudication of bankruptcy or the filing of a petition for voluntary or involuntary bankruptcy of the other, or the other's making of an arrangement with or an assignment for the benefit of creditors or the appointment of a receiver or trustee for the assets of the other.

          10.3 Effect of Termination. Subject to the provision of Section 10.1, termination of this Agreement pursuant to this Section 10.0 shall not prohibit a party from seeking payment of amounts owed to it hereunder and all other damages to which it may be entitled.

     11.0 MISCELLANEOUS.

          11.1 No Waiver. Failure of either party to complain of any act or omission on the part of the other party shall not be deemed to be a waiver by either party of its rights under this Agreement

          11.2 Notices. Notice by either party hereunder shall be deemed given when mailed, postage prepaid, certified or registered, return receipt requested, sent by guaranteed twenty-four hour delivery service or facsimile transmission, addressed to the other party at the address appearing below:

         TOUR:             PGA TOUR, Inc.
                           112 TPC Boulevard
                           Ponte Vedra Beach, FL 32082
                           Attention: Vice President - Marketing

         Keller:           Keller Manufacturing Company
                           P.O. Box 8
                           Corydon, IN 47112
                           Attn: Mr. Steve Robertson


Either party may, by written notice to the other, change the address to which any such communications shall be sent, and after notice of such change has been received, any communications shall be sent directly to such party at such changed address.

          11.3 No Agency. This Agreement shall not constitute or be considered a partnership, employer-employee relationship, joint venture or agency between the parties hereto. Neither party hereto nor any of its employees or agents shall have the power or authority to bind or obligate the other party.

          11.4 Binding Effect. Subject to the provisions of this Agreement governing assignment, this Agreement shall be binding upon and shall inure to the benefit of the successors of the parties hereto.

          11.5 Severability. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to any person or circumstance, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforced to the fullest extent provided by law.

          11.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cannot be amended, added to or modified in any way except by a subsequent writing signed by both parties.

          11.7 Attachments. All attachments hereto are incorporated within and made a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PGA TOUR, INC.                               KELLER MANUFACTURING
                                             COMPANY

By:                                          By: /s/ Steven W. Robertson
   -----------------------------
Title: EVP & CFO                             Title: V.P. of Sales & Marketing

                           TRADEMARK LICENSE AGREEMENT


     THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") made this 25th day of March, 1996 between PGA TOUR, INC., a Maryland corporation ("TOUR") and KELLER MANUFACTURING COMPANY, an Indiana corporation ("Licensee").

                                   BACKGROUND:

     A.  TOUR  is  the  internationally   recognized   organization  of  certain
professional tournament golfers that, among other things, sanctions, cosponsors and promotes certain professional golf tournaments.

     B. TOUR owns the exclusive rights to use the valuable registered trademarks and service marks described in Exhibit A (collectively, the "Marks"), such Marks being well known and recognized by the general public and associated in the public mind with TOUR.

     C. Licensee is a nationally known manufacturer of fine furniture products.

     D. Licensee intends to develop a new line of furniture designed and marketed around the PGA TOUR.

     E. Licensee desires to use the Marks in connection with the Licensed Products.

     F. TOUR and Licensee have entered into that certain Designation and Sponsorship Agreement of even date herewith (the "D&S Agreement").

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

1. GRANT OF LICENSE.

     (a) Articles. Subject to the terms and conditions set forth in this Agreement, TOUR hereby grants to Licensee, and Licensee hereby accepts from TOUR, a non-exclusive, limited license to use the Marks solely upon and in connection with the manufacture, sale and distribution of the articles described in Exhibit B (collectively, the "Articles") solely in the "Territory" (as defined below).

     (b) Territory. The license granted in Section 1(a) above (the "License") extends only in the United States (the "Territory"). Licensee agrees that it will not: (i) make or authorize any direct or indirect use of the Marks outside the Territory; or (ii) knowingly sell the Articles to persons who intend or are likely to resell such Articles outside the Territory.

     (c) Goodwill. Licensee recognizes the great value of the goodwill associated with each of the Marks, and acknowledges that the TOUR owns the exclusive right to use the Marks and all rights therein and goodwill pertaining thereto. Licensee agrees that its use of the Marks shall inure solely to the benefit of TOUR and that Licensee shall not at any time acquire any rights in any of the Marks by virtue of its use thereof pursuant to this Agreement or otherwise. Notwithstanding the foregoing, Licensee hereby transfers to TOUR any rights, equities, goodwill, or other rights in and to the Marks which it may obtain or which may vest in Licensee as the result of any of the activities authorized by this Agreement or any other activities of Licensee, and agrees to execute any instruments requested by TOUR to accomplish or confirm the foregoing transfer.

     (d) Further Documentation and Actions.

          (1) Licensee agrees to execute and deliver to TOUR any further documents and instruments, and do any and all further acts, deemed necessary by TOUR to give full force and effect to the License, this Agreement and the intentions of the parties with respect thereto.

          (2) Licensee covenants that it will not, during the term of this Agreement or after its termination, adopt or use any trademark, trade name, service mark or logo which, in TOUR's opinion, is similar to or likely to conflict or cause confusion with any of the Marks.

          (3)  Licensee and TOUR each agree to comply with all  applicable  laws and regulations and to take all actions necessary to ensure such compliance, maintain the validity of the License and effect the intentions of the parties.

     2. ROYALTY.

     (a) Rate. Licensee agrees to pay to TOUR a royalty a sum equal to five percent (5%) of all gross sales by Licensee or any of its affiliated, associated or subsidiary companies, or any of their agents, of any or all of the Articles (collectively, the "Royalties").

     (b) Periodic Statements. During the term of this Agreement, promptly on the fifteenth (15th) day of each calendar month, Licensee shall furnish to TOUR a complete and accurate statement (the "Statement") certified to be accurate by Licensee and in a form acceptable to TOUR showing the number, description and gross sales price, of each Article distributed and/or sold by Licensee during the preceding calendar mouth, together with any returns made during the preceding calendar month. Each Statement shall be furnished to TOUR whether or not any Articles have been sold during the preceding calendar month.

     (c) Royalty Payments. Royalties shall be due on the fifteenth (15th) day of the month following the calendar month in which earned, and payment shall accompany each Statement. The receipt or acceptance by TOUR of any Statement or of any Royalties paid hereunder shall not preclude TOUR from questioning the accuracy thereof at any time, and in the event that any inconsistencies or mistakes are discovered in any such Statement or payments, they shall immediately be rectified and the appropriate payment made by Licensee. Payment of all Royalties shall be made in readily available U.S. currency. All taxes shall be payable by Licensee.

3. TERM. The term of this Agreement (the "Initial Term") shall be effective on the date of this Agreement and shall be coterminous with the Designation and Sponsorship Agreement.

4. TOUR'S TITLE AND PROTECTION OF THE MARKS.

     (a) Licensee acknowledges that TOUR is the owner of the exclusive rights to use the Marks. licensee agrees that it will not during the term of this Agreement, or thereafter, attack the title or any rights of TOUR in and to the Marks or attack the validity of the License. Licensee further agrees that it shall not foster, aid or encourage, either directly or indirectly, any conduct by any third party to (i) infringe the Marks; (ii) make any use of the Marks not authorized in this Agreement; or (iii) attack the validity of the Marks.

     (b) If during the term of this Agreement Licensee becomes aware that one or more third parties are infringing the Marks, Licensee shall immediately notify TOUR of such infringement. Such notice shall include all details in Licensee's possession concerning the nature of the infringement, the date and location of each infringement of which Licensee is aware and any other such pertinent information Licensee may possess. Within thirty (30) days of the date of such notification, TOUR shall determine whether it desires to commence an action in its own name or in Licensee's name with respect to such infringements. If TOUR elects to commence such action, Licensee shall give TOUR such assistance in prosecuting such action as TOUR may reasonably request. Licensee may not under any circumstances commence an action against such third party, without TOUR's prior written consent.

5. INDEMNIFICATION BY LICENSEE AND PRODUCT LIABILITY INSURANCE. Licensee hereby indemnifies TOUR and undertakes to defend and hold TOUR harmless from any and all claims, suits, loss or damage arising out of any allegedly unauthorized use of any trademark, copyright, patent process, idea, method or device by Licensee in connection with any of the Articles or any other alleged action by Licensee and also from any claims, suits, loss or damage arising out of alleged defects in any of the Articles. Licensee agrees that it will obtain, at its own expense, product liability insurance from a recognized insurance company acceptable to TOUR, providing adequate protection (at least in the amount of $ 1,000,000) for TOUR (as well for Licensee) against any claims, suits, loss or damage arising out of any alleged defects in the Articles. Evidence of such insurance coverage satisfactory to TOUR shall be provided to TOUR upon the execution of this Agreement. As used in the first two sentences of this Section 6, "TOUR" shall also include the officers, directors, agents, and employees of the TOUR, or any of its subsidiaries or affiliates.

6. QUALITY CONTROL. Licensee agrees that all of the Articles shall: (i) be of a high quality and of such style, appearance and quality as to be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the Marks and the goodwill pertaining thereto; (ii) be manufactured, sold and distributed in accordance with all applicable Federal, state and local laws of the United States and all laws of each country in the Territory; (iii) shall not reflect adversely upon the good name of TOUR or any of the Marks. To this end, TOUR shall have the right to approve all Articles prior to their sale and Licensee shall, before selling or distributing any of the Articles, furnish to TOUR free of cost, for its written approval, a reasonable number of samples of each Article and the cartons, containers and packing and wrapping material to be used with each such Article. The quality and style of such samples, as well as of any carton, container or packing or wrapping material shall be subject to the approval of TOUR. Any item submitted to TOUR shall not be deemed approved unless and until the same shall be approved by TOUR in writing. After samples have been approved pursuant to this Section 7, Licensee shall not depart therefrom in any material respect without TOUR's prior written consent, and TOUR shall not withdraw its approval of the approved samples except on sixty (60) days' prior written notice to Licensee. From time to time after Licensee has commenced selling the Articles and upon TOUR's written request, Licensee shall furnish without cost to TOUR additional random samples of each Article being manufactured and sold by Licensee hereunder, together with any cartons, containers and packing and wrapping material used in connection therewith.

7. LABELING. Licensee agrees that it will cause to appear on or within each Article sold by it under this Agreement and on or within all advertising, promotional or display material bearing any of the Marks, the appropriate statutory notice of registration or application for registration thereof, as determined by TOUR in its sole discretion, and any other notice desired by TOUR. In the event that any Article is marketed in a carton container and/or packing or wrapping material bearing the Marks, such notice shall also appear upon each such item. Each and every tag, label, imprint or other device containing any such notice and all advertising, promotional or display material bearing the Marks shall be submitted to TOUR for its written approval prior to use by Licensee. Approval by TOUR shall not constitute waiver of TOUR's rights or Licensee's duties under any provision of this Agreement.

8. DISTRIBUTION.

     (a) licensee agrees that during the term of this License it will diligently and continuously manufacture, distribute and sell the Articles and that it will make and maintain adequate arrangement for the distribution and sale of the Articles.

     (b) Licensee shall not, without prior written consent of TOUR, sell or distribute any of the Articles to jobbers, wholesalers, distributors, retail stores or merchants whose sales or distribution are or will be made for publicity or promotional tie-in purposes, combination sales, premiums, giveaways, or similar methods of merchandising, or whose business methods are questionable.

9. RECORDS. Licensee agrees to keep accurate books of account and records covering all transactions relating to this Agreement, and TOUR and its duly authorized representatives shall have the right at all reasonable hours of the day to an examination of such books of account and records and of all other documents and materials in the possession or under the control of Licensee with respect to the subject matter and terms of this Agreement, and shall have free and full access thereto for such purposes and for the purpose of making copies thereof. Upon demand of TOUR, Licensee shall, at its own expense, furnish to TOUR a detailed statement by an independent certified public accountant showing the number, description, gross sales price of the Articles distributed and/or sold by Licensee to the date of TOUR's demand. All books of account and records shall be kept available for at least two (2) years after the termination of this Agreement.

10. REMEDIES FOR BREACH.

     (a) If Licensee shall not have commenced in good faith to distribute and sell the Articles in substantial quantities within three (3) months after the date of this Agreement or if at any time thereafter in any calendar month Licensee fails to sell any of the Articles (or any class or category of the Articles), TOUR in addition to all other remedies available to it hereunder may terminate this Agreement with respect to any such Articles (or class or category thereof) which have not been distributed and sold during such mouth, by giving written notice of termination to Licensee. Such notice shall be effective when mailed by TOUR. Licensee further acknowledges that such failure shall result in immediate and irreparable damages to TOUR.

     (b) if licensee files a petition in bankruptcy or is adjudicated a bankrupt or if a petition in bankruptcy is filed against Licensee or if it becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for it or its business, this Agreement shall automatically terminate without any notice. In the event this Agreement is so terminated, Licensee, its receivers, representatives, trustees, agents, administrator, successors and/or assigns shall have no right to use any of the Marks or sell, exploit or in any way deal with or in any of the Articles or any carton, container, packing or wrapping material, advertising, promotional or display material pertaining thereto, except with and under the special consent and instructions of TOUR in writing, which they shall be, obligated to follow.

     (c) If Licensee shall breach any of its other obligations under the terms of this Agreement or the D&S Agreement, TOUR shall have the right to terminate this Agreement upon ten (10) days' notice in writing, and such notice of termination shall become effective unless Licensee shall completely remedy the breach within the ten (10)-day period and satisfy TOUR that such breach has been remedied.

     (d) Termination of this Agreement pursuant to this Section 10 shall be without prejudice to any rights which TOUR may otherwise have against Licensee. Upon the termination of this Agreement, notwithstanding anything to the contrary herein, all Royalties on sales made prior to such termination shall become immediately due and payable.

11. FINAL STATEMENT UPON TERMINATION OR EXPIRATION. Sixty (60) days before the expiration or termination of this Agreement, and, in the event of its termination, ten (10) days after receipt of notice of termination or the happening of the event which terminates this Agreement where no notice is required, a statement showing the number and description of Articles covered by this Agreement on hand or in process shall be furnished by Licensee to TOUR. TOUR shall have the right to take a physical inventory to ascertain or verify such inventory and statement, and refusal by Licensee to submit to such physical inventory by TOUR shall forfeit Licensee's right to dispose of such inventory.

12. DISPOSAL OF INVENTORY UPON TERMINATION OR EXPIRATION. After termination or expiration of this Agreement, Licensee, except as otherwise provided in this Agreement, may dispose of Articles which are on hand or in process at the time notice of termination is received for a period of sixty (60) days after notice of termination, provided Royalties with respect to that period are paid and Statements are furnished for that period in accordance with Section 2. Notwithstanding anything to the contrary herein, Licensee shall not manufacture, sell or dispose of any Articles after the expiration or termination of this Agreement based on the failure of Licensee to affix notice of copyright, trademark or service mark registration or rights or any other notice to the Articles, cartons, containers, or packing or wrapping material or advertising, promotional or display material, or because of the departure by Licensee from the quality and style approved by TOUR pursuant to Section 7.

13. EFFECT OF TERMINATION OR EXPIRATION.

     (a) Upon and after the expiration or termination of this Agreement, the License shall be terminated and all other rights granted to Licensee hereunder shall be terminated and shall revert to TOUR, who shall be free to license others to use the Marks in connection with the manufacture, sale and distribution of any of the Articles in the Territory. Licensee will refrain from further use of any of the Marks or any direct or indirect further reference to any of them, or anything deemed by TOUR to be similar to any of the Marks in connection with the manufacture, sale or distribution of Licensee's products, except as is necessary to dispose of remaining inventory in accordance with
Section 13 of this Agreement.

     (b) Licensee acknowledges that its failure (except as otherwise provided herein) to cease the manufacture, sale or distribution of any of the Articles at the termination or expiration of this Agreement will result in immediate and irreparable damage to TOUR and to the rights of any subsequent licensee. Licensee acknowledges and admits that there is no adequate remedy at law for such failure and agrees that in the event of such failure TOUR shall be entitled to equitable relief by way of temporary and permanent injunctions and such other further relief as any court with jurisdiction may deem just and proper.

14. NOTICES. All notices and statements to be given, and all payments to be made hereunder, shall be given or made at the respective addresses of the parties as set forth below, unless notification of a change of address is given in writing, and the date of mailing shall be deemed the date the notice or statement is sent:

         If to TOUR:

         PGA TOUR, INC.
         112 TPC Boulevard
         Ponte Vedra, Florida 32082
         Attn: Vice President - Marketing

         If to Licensee:

         Keller Manufacturing Company
         P.O. Box 47112
         Corydon, IN 47112
         Attn:  Mr.  Steve Robertson

15. NO JOINT VENTURE. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and Licensee shall have no power to obligate or bind TOUR in any manner whatsoever.

16. GENERAL. Licensee and TOUR each warrant that they have full authority to enter into this Agreement and to consummate the transactions contemplated herein, and that such action is not in violation of any agreement to which they are a party. This Agreement is not transferable or assignable by Licensee, in whole or in part, without TOUR's prior written consent and any attempted transfer or assignment without TOUR's prior written consent shall be null and void. This Agreement is governed by Florida law and constitutes the entire agreement of the parties with respect to its subject matter and supersedes all agreements, quotations or negotiations between the parties, whether oral or written. Licensee shall reimburse TOUR for all attorneys' fees and collection and court costs incurred as a result of any breach of or default by Licensee in the performance of any of its obligations under this Agreement. Each provision of this Agreement is severable and the invalidity of any part or paragraph shall not affect the enforceability of the remainder. No waiver or amendment to this Agreement shall be binding unless in writing and signed by both parties hereto. All Exhibits to this Agreement are incorporated into and form on integral part of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the day and year first above written.

                                   LICENSEE:

                                   KELLER MANUFACTURING COMPANY


                                   By:  /s/ Steven W. Robertson


                                   Title: V.P. of Sales and Marketing


                                   PGA TOUR, INC.


                                   By:  ___________________________________


                                   Title: EVP & CFO

                                    EXHIBIT A

                                      MARKS




GRAPHIC I [Insignia of the PGA Tour.
Rectangular box with the term "Tour" written vertically along the left side and the term "PGA" written horizontally along the top. A silhouette image of a male golfer at the top of his swing is beside the vertically written "Tour"]
GRAPHIC II
[Same as  GRAPHIC I Except  approximately  half its size]
GRAPHIC  III [Same as GRAPHIC II Except approximately half its size]

                               SERVICES AGREEMENT

     This Agreement is made as of the 25th day of March, 1996 by and between PGA TOUR, INC., a Maryland corporation with its principal offices located at 112 TPC Boulevard, Ponte Vedra, Florida 32082 ("TOUR") and KELLER MANUFACTURING COMPANY, an Indiana corporation with its principal offices located at P.O. Box 8, Corydon, IN 47112 ("Keller") in the following circumstances:

                                   WITNESSETH

     WHEREAS, TOUR is the organization of certain professional tournament golfers that, among other things, sanctions, cosponsors and promotes certain professional golf tournaments ("PGA TOUR Events"); and

     WHEREAS, Keller is a nationally recognized manufacturer of fine furniture; and

     WHEREAS, TOUR and Keller desire to form a sponsorship relationship for their mutual benefit;

     NOW THEREFORE, in consideration of the mutual covenants and promises herein contained the parties do hereby agree as follows:

     1.0 TERM. The term of this Agreement shall commence as of the date of this Agreement and shall terminate on February 28, 1998 ("Term").

     2.0 RIGHTS OF AND OBLIGATIONS TO Keller. Keller shall have the following rights and obligations during the Term of this Agreement:

          2.1 Television Exposure. Each year during the term of this Agreement, TOUR's television production unit PGA TOUR PRODUCTIONS ("PRODUCTIONS"), will provide periodic mentions of Keller and its sponsorship of the Storm Alert Program on at least one of its three shows INSIDE THE PGA TOUR, INSIDE THE SENIOR PGA TOUR and THIS IS THE PGA TOUR. Additionally, each year during the term of this Agreement, PRODUCTIONS will produce one feature on the Storm Alert Program which will feature Keller's sponsorship to air on one of the above-mentioned shows.

          2.2 Print Exposure. During the term of this Agreement, Keller will be featured in any editorial features which feature the Storm Alert Program in any of the following print vehicles: ON TOUR magazine, TOUR's monthly magazine, Business of the PGA TOUR, SENIOR TOUR JOURNAL, special supplements appearing in Business Week Magazine, TOUR, a special supplement appearing in Golf Magazine, TOUR News, TOUR's weekly newsletter, and all TOUR media Guides.

          2.3 Consumer Promotions. At Keller's request, TOUR will work with Keller to develop appropriate and impactful consumer promotions designed to reach Keller's target consumer.

          2.4 Hospitality Packages. Each year during the term of this Agreement, Keller agrees to purchase hospitality packages at PGA TOUR and SENIOR PGA TOUR Events, of at least $35,000. This amount will be due and payable each February 28 during the term of this Agreement; provided that the first such annual payment shall be due and payable on April 1, 1996. TOUR and Keller will work together to develop a comprehensive plan for Keller hospitality purchase. All hospitality purchases will be coordinated through TOUR.

     3.0 ADDITIONAL BENEFITS TO Keller. TOUR shall provide the following to Keller during the Term of this Agreement:

          3.1 Pro-Am Spots: Tournament Tickets. During the term of this Agreement, TOUR provides Keller 12 pro am spots each year as follows: four
     (4) spots at PGA TOUR events, four (4) spots at SENIOR PGA TOUR events, and four (4) spots at NIKE TOUR events. In addition, TOUR will provide Keller with a maximum of Fifty (50) tournament tickets to PGA TOUR, SENIOR PGA TOUR and NIKE TOUR events. Keller understands and agrees that no more ten
     (10) tournament tickets will be provided for any one event and no more than thirty (30) of the total number of tickets will be for PGA TOUR events.

          3.2 Club Memberships. During the term of this Agreement, TOUR shall provide Keller with a corporate membership at the Tournament Players Club of ___________ with one (1) individual designee. Keller will not be required to pay any initiation fees or dues for such membership. All other terms and conditions of Keller memberships shall be the same as those which are applicable to other corporate members at the club. Such membership will expire immediately upon expiration or termination of this Agreement.

          3.3 Money Clips. Keller will receive two (2) PGA TOUR corporate sponsor money clips for use during the Term. The privilege of using such corporate sponsor money clips for access to TOUR-sponsored or co-sponsored events shall terminate upon the expiration or termination of this Agreement.

     4.0 CONSIDERATION TO TOUR.

          4.1 Financial Consideration. In consideration of the rights granted Keller in this Agreement, each year during the term of this Agreement Keller shall pay to TOUR, $60,000. All annual amounts will be due and payable monthly beginning April 1, 1996.

          4.2 Preferential Pricing. Keller will provide to all TOUR players and staff preferential pricing and ordering for Keller's entire furniture line. TOUR will work with Keller to properly present its fine to TOUR players.

     5.0 INDEMNIFICATION.

          5.1 By Keller. Keller covenants and agrees to indemnify and hold TOUR, its affiliated entities and each of their respective officers, directors, employees and agents (collectively, the 'TOUR Indemnities") harmless from and against any and all losses, claims, damages, expenses, judgments, awards, petitions, demands or liabilities (including reasonable attorneys, fees, whether incurred in preparation for trial, at trial, on appeal or in bankruptcy proceedings), joint or several, to which the TOUR Indemnities may become subject on account of any default by Keller in the performance of Keller's obligations hereunder. TOUR will notify Keller Promptly upon receipt of notice of any such claim. Upon such notice to Keller, Keller shall assume responsibility for the defense of the interests of the TOUR Indemnities.

          5.2 By TOUR. TOUR covenants and agrees to indemnify and bold Keller, its affiliated entities and each of their respective officers, directors, employees and agents (collectively, the "Keller Indemnities") harmless from and against any and all losses, claims, damages, expenses, judgments, awards, petitions, demands or liabilities (including reasonable attorneys' fees, whether incurred in preparation for trial, at trial, on appeal or in bankruptcy proceedings), joint or several, to which the Keller Indemnities may become subject on account of any default by TOUR in the performance of its obligations hereunder or any injury to person or property which may result from the maintenance or operation of the Scoreboards. Keller will notify TOUR promptly upon receipt of notice of any such claim. Upon such notice to TOUR, TOUR shall assume responsibility for the defense of the interest of the Keller Indemnities.

          5.3 Survival.  The obligations of the parties set forth in subsections
     5.1 and 5.2 hereof shall survive any termination of this Agreement. Agreement.

     6.0 ASSIGNMENT.

     This Agreement and any rights herein granted are personal to the parties hereto and shall not be assigned, sublicensed, encumbered or otherwise transferred by either party without the prior written consent of the other party, and any attempt at violative assignment sublicense, encumbrance or other transfer, whether voluntary or by operation of law, shall be void and of no force or effect.

     7.0 EARLY TERMINATION.

          7.1 Default. In the event either party defaults in its obligations provided herein, the other party shall give the defaulting party written notice of such default. If the defaulting party does not cure such default within thirty (30) days after receipt of such notice, this Agreement shall be immediately terminable by the non-defaulting party. TOUR and Keller acknowledge and agree that, in the event of a termination, for any reason, of the License Agreement, then this Agreement shall be deemed in default and terminable by the non-defaulting party upon the giving Of written notice of such termination.

          7.2 Insolvency. Either party may terminate this Agreement effective upon written notice to the other in the event of the other's insolvency, adjudication of bankruptcy or the filing of a Petition for voluntary Or involuntary bankruptcy of the other, or the other's making of an arrangement with or an assignment for the benefit of creditors or the appointment of a receiver or trustee for the assets of the other.

          7.3 Effect of Termination. Subject to the provisions of Section 6.1, termination of this Agreement pursuant to this Section 6.0 shall not prohibit a party from seeking payment of amounts owed to it hereunder and all other damages to which it may be entitled.

     8.0 MISCELLANEOUS.

          8.1 No Waiver. Failure of either party to complain of any act or omission on the part of the other party shall not be deemed to be a waiver by either party of its rights under this Agreement.

          8.2 Notices. Notice by either party hereunder shall be deemed given when mailed, postage prepaid. certified or registered, return receipt requested, sent by guaranteed twenty-four hour delivery service or facsimile transmission, addressed to the other party at the address appearing below:

              TOUR:                     PGA TOUR, Inc.
                                        112 TPC Boulevard
                                        Ponte Vedra Beach, Florida 32082
                                        Attention: Vice President - Marketing

              Keller:                   Keller Manufacturing Company
                                        P.O. BOX 8
                                        Corydon, IN 47112
                                        Attn: Mr. Steve Robertson

Either party may, by written notice to the other, change the address to which any such communications shall be sent, and after notice of such change has been received, any communications shall be sent directly to such party at such changed address.

          8.3 No Agency. This Agreement shall not constitute or be considered a partnership, employer-employee relationship, joint venture or agency between the parties hereto. Neither party hereto nor any of its employees or agents shall have the power or authority to bind or obligate the other party.

          8.4 Binding Effect. Subject to the provisions of this Agreement governing assignment, this Agreement shall be binding upon and shall inure to the benefit of the successors of the, parties hereto.

          8.5 Severability. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to any person or circumstance, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforced to the fullest extent provided by law.

          8.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cannot be amended, added to or modified in any way except by a subsequent writing signed by both parties.

          8.7 Attachments. All attachments hereto are incorporated within and made a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PGA TOUR, INC.                             KELLER MANUFACTURING COMPANY

By:  ______________________________        By: /s/ Steven W. Robertson
Title: EVP & CFO                           Title: V.P. of Sales & Marketing